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                            SIXX HOLDINGS, INCORPORATED
                                     EXHIBIT 3.3

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                             SIXX HOLDINGS, INCORPORATED


    Sixx Holdings, Incorporated (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of Delaware (the "DGCL") does hereby certify:

    FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

    ARTICLE FOUR of the Certificate of Incorporation of the Corporation is hereby amended so as to eliminate in its entirety existing paragraph III thereof, which shall be replaced by the following Paragraph III:

         III. Each holder of Voting Stock will be entitled to one vote for each share of Voting Stock held. Cumulative voting will not be permitted.

    ARTICLE FOUR of the Certificate of Incorporation of the Corporation is further amended to add thereto new Paragraph IV. to read as follows:

              IV. (i) Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, each outstanding share of previously existing Common Stock shall be and hereby is converted into and reclassified as one-eighth of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fractional share of Common Stock by eight times the average closing price of a share of previously existing Common Stock on the Nasdaq Stock Market for the five trading days immediately preceding the effective date, and upon such other terms as the officers of the Corporation, in their sole discretion, deem to be advisable and in the best interests of the Corporation.

         (ii) Certificates representing reclassified shares are hereby cancelled and upon presentation of the cancelled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such cancelled shares have been converted.

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    ARTICLE FIVE of the Certificate of Incorporation of the Corporation is
hereby amended so as to eliminate in its entirety Paragraph VI thereof.

    ARTICLE SIX of the Certificate of Incorporation of the Corporation is hereby amended so as to eliminate ARTICLE SIX in its entirety.

    SECOND: That thereafter pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

    THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

    FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Jack D. Knox, its President, and attested by Dorothy L. Douglas, its Secretary, this 15th day of March, 1996.


                                       SIXX HOLDINGS, INCORPORATED

                                       By: /s/ Jack D. Knox
                                          ------------------------------------
                                          Jack D. Knox
                                          PRESIDENT


ATTEST: /s/ Dorothy L. Douglas
       -------------------------
         Dorothy L. Douglas
         SECRETARY